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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 of our reports dated February 11, 2005, relating to the financial statements and financial highlights of AIM V.I. Core Stock Fund (formerly known as INVESCO VIF
- Core Equity Fund), AIM V.I. Dynamics Fund (formerly known as INVESCO VIF - Dynamics Fund), AIM V.I. Financial Services Fund (formerly known as INVESCO VIF
- Financial Services Fund), AIM V.I. Health Sciences Fund (formerly known as INVESCO VIF - Health Sciences Fund), AIM V.I. Leisure Fund (formerly known as INVESCO VIF-Leisure Fund), AIM V.I. Real Estate Fund (formerly known as INVESCO VIF - Real Estate Opportunity Fund), AIM V.I. Small Company Growth Fund (formerly known as INVESCO VIF - Small Company Growth Fund), AIM V.I. Technology Fund (formerly known as INVESCO VIF - Technology Fund), AIM V.I. Total Return Fund (formerly known as INVESCO VIF - Total Return Fund), and AIM V.I. Utilities Fund (formerly known as INVESCO VIF - Utilities Fund) (ten of the portfolios constituting AIM Variable Insurance Funds, formerly known as INVESCO Variable Investment Funds, Inc.; hereafter collectively referred to as the "Funds"), which appear in such Registration Statement. We also consent to the reference to us under the heading "Financial Information" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
January 19, 2006